UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, the Board of Directors of Hooper Holmes, Inc. (the “Company”) determined, upon recommendation of the Board's Compensation Committee, that, in consideration of Mr. Henry E. Dubois's increased duties as Chief Executive Officer of the Company, a position Mr. Dubois assumed on April 8, 2013, Mr. Dubois would be eligible to receive a cash bonus in an amount up to $300,000. The granting and amount of such bonus is to be determined in the Board's sole discretion based on the performance of Mr. Dubois as Chief Executive Officer of the Company during the 2013 calendar year, and, if granted, such bonus will be paid on or before March 10, 2014.

HOOPER HOLMES, INC.

Date: July 3, 2013	By: /s/ Mark Rosenblum
Mark Rosenblum
Senior Vice President,
General Counsel and
Secretary